Exhibit 10.6(b)

FIRST AMENDMENT TO PROMISSORY NOTE

THIS FIRST AMENDMENT TO PROMISSORY NOTE (the “Amendment”) is dated as of the 7th day of December, 2020 and is made by and between Locust Walk Acquisition Corp. (the “Maker”) and Locust Walk Sponsor, LLC (the “Payee”).

RECITALS

A.	Maker executed that certain Promissory Note dated October 6, 2020 in the principal sum of up to Three Hundred Thousand dollars ($300,000) (the “Note”).

B.	The Note matures on December 31, 2020.

C.	Maker and Payee have agreed to make certain amendments to the Note.

D.	Unless otherwise set forth herein, all other provisions of the Note shall remain in full force and effect.

E.	All capitalized terms not defined in this Amendment will have the meanings given to them in the Note.

In consideration of these promises, the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	Section 1 of the Note is hereby amended and restated in its entirety to read as follows:

“Principal. The entire unpaid principal balance of Note shall be payable on the earlier of: (i) March 31, 2021, or (ii) the date on which Maker consummates an initial public offering (“IPO”) of its securities (such earlier date, the “Maturity Date”). The principal balance may be prepaid at any time.”

[SIGNATURES APPEAR ON FOLLOWING PAGE]

LW:1409576.2

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

MAKER:

LOCUST WALK ACQUISITION CORP.

By:	/s/ Chris Ehrlich
Name:	Chris Ehrlich
Title:	Chief Executive Officer

PAYEE:

LOCUST WALK SPONSOR, LLC

By:	/s/ Chris Ehrlich
Name:	Chris Ehrlich
Title:	Sole Member

Signature page to First Amendment to Promissory Note